UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 12, 2026

TENON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41364	45-5574718
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

104 Cooper Court
Los Gatos, CA	95032
(Address of principal executive offices)	(Zip Code)

(408) 649-5760

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TNON	The Nasdaq Stock Market LLC
Warrants	TNONW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On May 12, 2026, Tenon Medical, Inc., a Delaware corporation (the “Company”), issued a press release (the “Press Release”) announcing its financial results for the first quarter ended March 31, 2026.

As previously announced and set forth in the Press Release, the Company will host a conference call to discuss its financial results for the first quarter ended March 31, 2026, provide a corporate update, and conclude with Q&A with the Company’s covering analyst, on May 12, 2026 at 4:30 p.m. ET (1:30 p.m. PT). An audio playback of the call will be available through May 26, 2026, on the Company’s Investor Relations website at http://ir.tenonmed.com/ or via telephone replay by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International). The access code will be 13759830.

A copy of the Press Release referenced above is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), nor shall it be deemed “incorporated by reference” into any filing under the Securities Act of 1933, as amended, or the 1934 Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Press Release of Tenon Medical, Inc., dated May 12, 2026.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2026	TENON MEDICAL, INC.
(Registrant)

	By:	/s/ Steven M. Foster
	Name:	Steven M. Foster
	Title:	Chief Executive Officer and President

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